EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, as amended, of our report for Food 4 Less Holdings, Inc. dated March 21, 1997, except with respect to the matter discussed in Note 14, as to which the date is April 17, 1997, included in the Food 4 Less Holdings, Inc. Form 10-K for the year ended February 2, 1997 and to all references to our Firm included in or made a part of this registration statement.

                                       ARTHUR ANDERSEN LLP
Los Angeles, California
January  30, 1998

                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, as amended, of our report for Hughes Markets, Inc. and Subsidiaries dated May 10, 1996, except with respect to the matter discussed in Note 11, as to which the date is November 20, 1996, included in the Quality Food Centers, Inc.'s previously filed Form 8-K/A dated February 20, 1997 and to all references to our Firm included in or made a part of this registration statement.


                                       ARTHUR ANDERSEN LLP

Los Angeles, California
January 30, 1998